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                                                           EXHIBIT 1.A.(5)(b)(5)

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                       ML LIFE INSURANCE COMPANY OF NEW YORK          NEW YORK,
                                                                      NEW YORK

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                               FLEXIBLE PREMIUM PARTIAL WITHDRAWAL RIDER

                               This rider gives the owner the right to make partial withdrawals during the period shown in Policy Schedule 2 subject to the requirements below.

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 REQUIREMENTS FOR EACH         Each partial withdrawal is subject to the
 PARTIAL WITHDRAWAL            following requirements:
                                    -   The minimum and maximum amount of a
                                        partial withdrawal and the frequency at
                                        which withdrawals are permitted are
                                        shown in Policy Schedule 2.
                                    -   The amount of a partial withdrawal may
                                        not exceed the loan value as of the
                                        effective date of a partial withdrawal,
                                        less any existing policy debt as of such
                                        date.
                                    -   A partial withdrawal may not be repaid.
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 REQUESTING A PARTIAL          The request for a partial withdrawal must be in a
 WITHDRAWAL                    form satisfactory to us.  The EFFECTIVE DATE of
                               the withdrawal will be the date the request is
                               received at our
                               Service Center.
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 EFFECT OF A PARTIAL           As of the effective date of a partial withdrawal:
 WITHDRAWAL ON TOTAL                -   The total investment base, net cash
 INVESTMENT BASE NET CASH               surrender value and fixed base of this
 SURRENDER VALUE AND DEATH              policy will be reduced by the partial
 BENEFIT                                withdrawal.
                                    -   The reduction in the total investment
                                        base will be allocated among the
                                        investment divisions in accordance with
                                        the owner's instructions.  If no such
                                        instructions are received by us,
                                        allocation will be among the investment
                                        divisions in proportion to the
                                        investment vase in each division as of
                                        the effective date of the partial
                                        withdrawal.
                                    -   The Variable Insurance Amount will
                                        reflect the partial withdrawal.
                                    -   Any amounts payable under the SUICIDE
                                        and LIMITS ON OUR CONTESTING THIS POLICY provisions of this policy will be reduced by the amount of the partial withdrawal.

                               As of the policy processing date on or next following the effective date of a partial withdrawal the guaranteed benefits will decrease. See EFFECT OF A PARTIAL WITHDRAWAL ON GUARANTEED BENEFITS.






SPECIMEN                             - 1 -
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                               POLICY SCHEDULE 2
                                  (CONTINUED)



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 POLICY RIDERS,                Partial Withdrawals Rider
 IF ANY                             -   Withdrawals permitted once per policy
                                        year beginning policy year 16.

                                    -   Maximum Withdrawal:  25% of premium,
                                        minus any prior withdrawals, in policy
                                        year 16; 50% in policy yea 17; 75% in
                                        policy year 18; and 100% in policy years
                                        19 and later.

                                    -   Minimum Withdrawal:  $500

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SPECIMEN                              - 2 -                   POLICY SCHEDULE 2
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                               POLICY SCHEDULE 2
                                  (CONTINUED)




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 POLICY RIDERS,                Partial Withdrawal Rider
 IF ANY                             -   Withdrawals permitted once per policy
                                        year beginning policy year 2.

                                    -   Maximum Withdrawal:
                                        Withdrawal value is equal to
                                        80% x (a + b) - b where:
                                        a = current net cash surrender value,
                                        and
                                        b = sum of all prior withdrawals.

                                    -   Minimum Withdrawal:  $500


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SPECIMEN                             - 3 -                    POLICY SCHEDULE 2